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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                          EVEREN CAPITAL CORPORATION


          1.  The name of the corporation is EVEREN Capital Corporation.

          2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 11, 1995 under the name NS Securities Inc. An Amendment to the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 22, 1995. On July 7, 1995 an amendment to the Certificate of Incorporation was filed changing the corporation's name to CAPMARC, Inc. On July 28, 1995 an amendment to the Certificate of Incorporation was filed changing the corporation's name to EVEREN Capital Corporation. On September 13, 1995, an amendment to the Certificate of Incorporation was filed.

          3. This Amended and Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the corporation, duly adopted by written consent of the sole stockholder of the corporation in lieu of a meeting and vote and duly executed and acknowledged by the officers of the corporation in accordance with the provisions of Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          4. The text of the Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:


                                   ARTICLE I

          The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                          EVEREN Capital Corporation


                                  ARTICLE II

          The registered office and registered agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc. 32 Loockerman Square Suite L-100, Dover, Delaware, Kent County 19904

                                  ARTICLE III

          The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be
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organized and incorporated under the General Corporation Law of the State of
Delaware.


                                  ARTICLE IV

          The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred and ten million (110,000,000) shares which shall be divided into classes as follows: ten million (10,000,000) shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), and one hundred million (100,000,000) shares of Common Stock, par value $.01 per share ("Common Stock").

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a) The designation of the series, which may be by distinguishing number, letter or title.

          (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

          (c) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

          (d) The dates at which dividends, if any, shall be payable.

          (e) The redemption rights and price or prices, if any, for shares of the series.

          (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

          (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          (h) Whether the shares of the series shall be convertible into shares of any other class or series, or any
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     other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

          (i) Restrictions on the issuance of shares of the same series or of any other class or series.

          (j) The voting rights, if any, of the holders of shares of the series.

          (k) The manner in which any facts ascertainable outside the Preferred Stock Designation shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series.

          The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

          Except as may be provided in this Amended and Restated Certificate of Incorporation or in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

          The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.


                                   ARTICLE V

          The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

          (a) to adopt, amend or repeal the By-Laws of the Corporation; provided, however, that the By-Laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; provided further that in the case of amendments by stockholders, the affirmative vote of the holders of at
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     least 75 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of the By-Laws (notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of the State of Delaware); and

          (b) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as so provided in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

          The Corporation may in its By-Laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75 percent of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (a) of this Article V. For the purposes of this Amended and Restated Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.


                                   ARTICLE VI

          Subject to the rights of the holders of any series of Preferred Stock as set forth in a Preferred Stock Designation to elect additional directors under specific circumstances, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 75 percent of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with this Article VI. For purposes of all meetings of stockholders, a quorum shall consist of a majority of the shares entitled to vote at such meeting of stockholders, unless otherwise required by law.
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                                 ARTICLE VII

          SECTION 1. Number, Election and Terms of Directors. Subject to the rights of the holders of any series of Preferred Stock as set forth in a Preferred Stock Designation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by, or in the manner provided in, the By-Laws of the Corporation; provided that such number of directors shall not be more than eleven.

          The directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office for a term of one year or until such director's successor is elected and qualified, except as otherwise provided herein or as required by law. Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

          SECTION 2. Removal of Directors; Vacancies. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75 percent of the then outstanding Voting Stock, voting together as a single class. Any vacancies in the Board of Directors for any reason and any newly created directorship resulting by reason of any increase in the number of directors may be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

          SECTION 3. Amendment. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75 percent of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VII.


                                  ARTICLE VIII

          Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-Laws of the Corporation, to the full extent permitted from time to time
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by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article
VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.


                                   ARTICLE IX

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.


                                   ARTICLE X

          The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment or repeal of Article VIII or Article IX of this Amended and Restated Certificate of Incorporation shall not adversely affect any right or protection
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existing hereunder immediately prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.


                                   ARTICLE XI

          In the event that any of the provisions of this Amended and Restated Certificate of Incorporation (including any provision within a single Section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.
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          THE UNDERSIGNED, being the ___________________ of the Corporation, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is the act and deed of the Corporation and that the facts herein stated are true, and accordingly have hereunto set my hand as of the __th day of September, 1996.

                              EVEREN CAPITAL CORPORATION



                              By:________________________
                                 Name:
                                 Title:



Attest:___________________
       Name:
       Title: